UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

Diameter Credit Company

(Exact name of Registrant as specified in its charter)

Delaware	814-01510	88-1389797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 29th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 655-1419

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2024, Diameter Credit Company Holdings II LLC (“DCC Holdings II”), a Delaware limited liability company and a wholly owned subsidiary of Diameter Credit Company, a Delaware statutory trust (the “Company”), entered into the first amendment (the “First Amendment”) to its Loan and Servicing Agreement dated as of April 19, 2024 (the “DCC Holdings II Secured Credit Facility”), by and among DCC Holdings II, as the borrower, the Company, as the servicer and as the transferor, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, as the account bank and as the collateral custodian, and Siepe, LLC, as the collateral administrator.

The First Amendment amends the DCC Holdings II Secured Credit Facility to increase the maximum Facility Amount to $300,000,000.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1

Amendment No. 1, dated as of September 11, 2024, to the Credit and Security Agreement, dated as of April 19, 2024, among Diameter Credit Company Holdings II LLC, as borrower, Diameter Credit Company, as collateral manager and equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, Citibank, N.A. (acting through its Agency and Trust division), as collateral agent and custodian, and Siepe, LLC, as collateral administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMETER CREDIT COMPANY

Date: September 16, 2024	By:	/s/ Michael Cohn
	Name:	Michael Cohn
	Title:	General Counsel and Chief Compliance Officer